Exhibit 4.29

Intellectual Property License Agreement

This Agreement is entered into and among the following Parties in Chaoyang District, Beijing on April 30, 2020:

(1)

Shanghai Anquying Technology Co., Ltd., a limited liability company incorporated and validly existing under the laws of China, having its unified social credit code of ***, and registered address at Room 1304-C, 89 Yunling East Road, Putuo District, Shanghai;

(2)

Ganzhou Aixin Network Micro Finance Co., Ltd., a limited liability company incorporated and validly existing under the laws of China, having its unified social credit code of ***, and registered address at Room 502, Building B4, International Enterprise Center, Ganzhou Economic and Technological Development Zone, Ganzhou City, Jiangxi Province;

(3)

Qilehui Credit Investigation Co., Ltd., a limited liability company incorporated and validly existing under the laws of China, having its unified social credit code of ***, and registered address at Room 1017, 10/F, 17 North Dongsanhuan Road, Chaoyang District, Beijing;

(4)

Ganzhou Dumiao Intelligence Technology Co., Ltd., a limited liability company incorporated and validly existing under the laws of China, having its unified social credit code of ***, and registered address at Room 502, Building B4, International Enterprise Center, North to Xiangjiang Avenue and West to Huajian North Road, Ganzhou Economic and Technological Development Zone, Ganzhou City, Jiangxi Province;

(5)

Maifen Insurance Brokerage Co., Ltd., a limited liability company incorporated and validly existing under the laws of China, having its unified social credit code of ***, and registered address at Room 1016, 10/F, 17 North Dongsanhuan Road, Chaoyang District, Beijing;

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(6)

Beijing Hongdian Fund Distributor Co., Ltd., a limited liability company incorporated and validly existing under the laws of China, having its unified social credit code of ***, and registered address at Room 1015, 10/F, 17 North Dongsanhuan Road, Chaoyang District, Beijing;

(7)

Pintec (Beijing) Technology Co., Ltd., a limited liability company incorporated and validly existing under the laws of China, having its unified social credit code of ***, and registered address at Room 2025, 2/F Bowangyuan Podium, Yangfangdian Subdistrict, Haidian District, Beijing;

(8)

Sky City (Beijing) Technology Co., Ltd., a limited liability company incorporated and validly existing under the laws of China, having its unified social credit code of ***, and registered address at Room 3009, 3/F Bowangyuan Podium, Yangfangdian Subdistrict, Haidian District, Beijing; and

(9)

Xuanji Intelligence (Beijing) Technology Co., Ltd., a limited liability company incorporated and validly existing under the laws of China, having its unified social credit code of ***, and registered address at Room 9016, 9/F, 17 North Dongsanhuan Road, Chaoyang District, Beijing.

Items (1)-(8) above are referred to individually or collectively as “Party A;” item (9) is referred to as “Party B;” and items (1)-(9) are referred to collectively as the “Parties” and individually as a “Party.”

The Parties hereto enter into this Agreement through friendly negotiation with respect to the mutual license of relevant intellectual property rights owned or controlled by Party A and Party B.

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I.	License

1.1

Party A irrevocably agrees and undertakes that, Party A will license, free of charge, to Party B all the intellectual property rights owned and/or controlled (i.e., with the rights to license to third parties, same as below) by Party A during the licence term of this Agreement; the types and rights of the intellectual property rights licensed by Party A to Party B include trademarks, copyrights, patents listed in the appendix hereto for which Party A is the right holder, and trademarks, copyrights, patents, know-hows, and all other intellectual property rights (except for the right of authorship) acquired, owned, and/or actually controlled by Party A during the licence term of this Agreement.

1.2

Party B irrevocably agrees and undertakes that, Party B will license, free of charge, to Party A all the intellectual property rights owned and/or controlled (i.e., with the rights to license to third parties) by Party B during the licence term of this Agreement; the types and rights of the intellectual property rights licensed by Party B to Party A include trademarks, copyrights, patents listed in the appendix hereto for which Party B is the right holder, and trademarks, copyrights, patents, know-hows, and all other intellectual property rights (except for the right of authorship) acquired, owned, and/or actually controlled by Party B during the licence term of this Agreement.

1.3	The licence term of this Agreement is 10 years, from April 30, 2020 to April 29, 2030.

1.4

Territorial scope of the intellectual property rights licensed in this Agreement: the entire territorial scope in which a Party has the right to use its licensed intellectual property rights throughout the world.

1.5	Nature of the license in this Agreement: Non-exclusive license.

1.6	With respect to the intellectual property rights licensed by Party A to Party B, Party B ☐ can ☒ cannot grant sublicenses.

1.7	With respect to the intellectual property rights licensed by Party B to Party A, Party A ☐ can ☒ cannot grant sublicenses.

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1.8

Purposes of the intellectual property rights licensed: Including but not limited to research, development, production, sales, marketing, advertising, provision of services, and any other lawful business activities.

II.	Rights and Obligations

2.1

In this Agreement, every Party shall still be the registered right holder of the trademarks, copyrights, patents, or other intellectual property rights for which such Party is the registered right holder prior to this Agreement, and shall not be replaced by the other Party as the right holder on the ground of the conclusion of this Agreement among the Parties or the performance of the provisions of this Agreement. Every Party shall warrant that it has legitimate rights in and can license the intellectual property rights it licensed; in the event of losses caused to the rights and interests of other parties because the intellectual property rights licensed by a Party infringe the legitimate rights and interests of a third person, the licensing party shall be held fully liable for making compensation.

2.2

In this Agreement, the Parties agree and warrant that new achievements of intellectual property rights re-designed, created, adapted, or developed by or on behalf of a Party by using the intellectual property rights licensed by the other Party, shall be solely owned by such Party; provided, however, that during the licence term of this Agreement, such Party shall license, free of charge, the intellectual property rights of such achievements to the other Party hereto.

2.3

Upon the detection that the intellectual property rights licensed hereunder are infringed by any other party, the right holder shall actively coordinate relevant enforcement activities, while other Parties hereto shall provide assistance as much as possible.

2.4

If a Party hereto requests a certificate of rights when using the intellectual property rights licensed hereunder, the Parties shall cooperate with such Party by issuing a certificate of rights document like the corresponding Letter of Intellectual Property Rights License.

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2.5

During the licence term of this Agreement, every Party shall promptly notify other Parties hereto upon the increase, decrease, or other changes in the items, types, or scopes of the intellectual property rights owned and/or actually controlled by such Party.

2.6

If any Party hereto use the intellectual property rights licensed hereunder for illegal activities or any infringement activities infringing the legitimate rights and interests of other third parties, such Party shall be solely liable for relevant legal liabilities, and shall be liable for making compensation if losses are caused to other Parties hereto.

2.7	Neither Party may unilaterally rescind this Agreement during the licence term of this Agreement.

III.	Miscellaneous

3.1

Severability: Each obligation hereunder shall be deemed as an individual enforceable obligation, and the unenforceability of one or more obligations hereunder does not affect the enforceability of other obligations. The unenforceability of this Agreement with respect to a Party does not affect the enforceability of this Agreement among other Parties. If any one or more provisions of this Agreement or other agreements and appendices are held as invalid, illegal, or unenforceable in any aspect under any applicable law, or need to be modified at the request of a governmental authority, the validity, legality, and enforceability of the remaining provisions shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal, or unenforceable provisions with valid provisions, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal, or unenforceable provisions.

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3.2

Applicable law: The conclusion, interpretation, validity, and dispute resolution of this Agreement shall be governed and protected by the laws and regulations of the People’s Republic of China (for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administration Region, and Taiwan).

3.3

Dispute resolution: Disputes in connection with the interpretation or performance of this Agreement shall be solved by the Parties through friendly negotiation first. If the negotiation fails, either Party may submit the disputes to Beijing Intellectual Property Court. Upon the occurrence of any dispute and the litigation with respect to any dispute, except for the matters in dispute, the Parties hereto shall continue to exercise their respective other rights under this Agreement and perform their respective other obligations under this Agreement.

3.4

Amendments and waivers: Any amendment to this Agreement shall be made as a written agreement signed by the duly authorized representatives of the Parties, and shall be an integral part of this Agreement. A failure or delay in exercising rights, powers, and remedies hereunder by any Party hereto shall not be deemed as a waiver thereof, and any single or partial exercise shall not preclude any further exercises or the exercise of any other rights, powers, or remedies. In addition, the waiver by any Party hereto of any breach act of a breaching Party shall not be deemed that such Party waives its rights for subsequent other breach acts of such breaching Party.

3.5

This Agreement shall become effective from the date when it is signed by and affixed with stamps of the Parties; this Agreement is made in nine originals, each Party holds one original, and each original shall have the same legal force.

3.6	Appendix: List of Intellectual Property Rights

[The following contains no text, but is the signature page for the Parties]

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[This page is the signature page to the Intellectual Property License Agreement]

Shanghai Anquying Technology Co., Ltd. (Official seal)

Name of authorized representative:

Title: Legal Representative

Signature: /s/ Bingqing Chen

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[This page is the signature page to the Intellectual Property License Agreement]

Ganzhou Aixin Network Micro Finance Co., Ltd. (Official seal)

Name of authorized representative:

Title: Legal Representative

Signature: /s/ Bingqing Chen

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[This page is the signature page to the Intellectual Property License Agreement]

Qilehui Credit Investigation Co., Ltd. (Official seal)

Name of authorized representative:

Title: Legal Representative

Signature: /s/ Shixin Wei

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[This page is the signature page to the Intellectual Property License Agreement]

Ganzhou Dumiao Intelligence Technology Co., Ltd. (Official seal)

Name of authorized representative:

Title: Legal Representative

Signature: /s/ Shixin Wei

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[This page is the signature page to the Intellectual Property License Agreement]

Maifen Insurance Brokerage Co., Ltd. (Official seal)

Name of authorized representative:

Title: Legal Representative

Signature: /s/ Bingqing Chen

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[This page is the signature page to the Intellectual Property License Agreement]

Beijing Hongdian Fund Distributor Co., Ltd. (Official seal)

Name of authorized representative:

Title: Legal Representative

Signature: /s/ Jing He

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[This page is the signature page to the Intellectual Property License Agreement]

Pintec (Beijing) Technology Co., Ltd. (Official seal)

Name of authorized representative:

Title: Legal Representative

Signature: /s/ Wei Wei

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[This page is the signature page to the Intellectual Property License Agreement]

Sky City (Beijing) Technology Co., Ltd. (Official seal)

Name of authorized representative:

Title: Legal Representative

Signature: /s/ Wei Wei

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[This page is the signature page to the Intellectual Property License Agreement]

Xuanji Intelligence (Beijing) Technology Co., Ltd. (Official seal)

Name of authorized representative:

Title: Legal Representative

Signature: /s/ Jing He

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